EXHIBIT 99

                  PRESS RELEASE OF REGISTRANT

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                          PRESS RELEASE


October 31, 1997. . . York, Pennsylvania


Codorus Valley Bancorp, Inc. announced today that it will relocate its principal executive offices from One Manchester Street, Glen Rock, Pennsylvania 17327 to its newly constructed corporate headquarters at 105 Leader Heights Road, P. O. Box 2887, York, Pennsylvania 17405. The company believes that the relocation of its headquarters will better enable it to direct and oversee the operations of its wholly-owned financial services subsidiary, PeoplesBank, A Codorus Valley Company. PeoplesBank operates eight full service banking offices throughout Southern York County, and a Trust and Investment Services Office at the Codorus Valley Corporate Center, York.


Any questions or comments regarding this Press Release should be directed to Larry J. Miller, President of Codorus Valley Bancorp,
Inc. at 717-747-1500.






Codorus Valley Bancorp, Inc., 1 Manchester Street, P. O. Box 67,
Glen Rock, PA 17327-0067
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     (717) 235-6871 or (717) 846-1970  - Fax (717) 235-0873